                                                                       EXHIBIT F
                                                               FILE NO. 70-10299

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                           CAPITAL STRUCTURE BY ENTITY
                            AS OF SEPTEMBER 30, 2005
                                  (IN MILLIONS)

                                                                         CENTERPOINT             CENTERPOINT
                                                                            ENERGY                  ENERGY
                                                 CENTERPOINT               HOUSTON                RESOURCES
                                                ENERGY, INC.            ELECTRIC, LLC               CORP.
                                                ------------            -------------            -----------
CURRENT PORTION OF LONG-TERM DEBT                 $ 2,058       20.42%      $1,364       22.94%     $    6       0.13%
INDEXED DEBT SECURITIES DERIVATIVE                    307        3.05%          --        0.00%         --       0.00%
DEBT TO AFFILIATE-CENTERPOINT ENERGY, INC.             --        0.00%         151        2.54%         --       0.00%
LONG-TERM DEBT                                      6,494       64.44%       2,166       36.44%      1,986      42.99%
COMMON STOCK                                            3        0.03%          --        0.00%         --       0.00%
ADDITIONAL PAID-IN CAPITAL                          2,917       28.95%       2,309       38.84%      2,292      49.61%
RETAINED EARNINGS (DEFICIT)                        (1,661)     -16.48%         (45)      -0.76%        332       7.19%
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)         (41)      -0.41%          --        0.00%          4       0.08%
                                                  -------      ------       ------      ------      ------     ------
TOTAL CAPITALIZATION                              $10,077      100.00%      $5,945      100.00%     $4,620     100.00%
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